                                                                 EXHIBIT 10.23.1

                               AMENDMENT NO. 1 TO
                             CLIFFS DRILLING COMPANY
                           COMPENSATION DEFERRAL PLAN


         THIS AMENDMENT NO. 1 TO CLIFFS DRILLING COMPANY COMPENSATION DEFERRAL PLAN (this "Amendment") is entered into effective as of August 20, 1998 (the "Effective Date") by CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company").

         WHEREAS, the Company adopted a compensation deferral plan (the "Plan") effective as of January 1, 1998 pursuant to that certain Cliffs Drilling Company Compensation Deferral Plan (the "Plan Document");

         WHEREAS, the Company is the Sponsor of the Plan;

         WHEREAS, Section 9.1 of the Plan Document provides that the Sponsor may at any time modify or amend the Plan subject to certain restrictions set forth in Section 9.2; and

         WHEREAS, the Company desires to amend certain terms of the Plan.

         NOW, THEREFORE, the Plan Document shall be amended as follows:

         1. Section 9.2 of the Plan Document is hereby deleted and replaced in its entirety by the following:

                  "9.2 LIMITATIONS ON RIGHT TO AMEND. If the Plan is amended in any manner, the nonforfeitable percentage of the balance of each Account (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of each Participant shall not be less than such nonforfeitable percentage computed under the Plan without regard to such amendment. No amendment shall decrease the Account balance of a Participant. If any Employer is subject to the Securities Act of 1934 (the "34 Act"), the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, in any manner that would create liability to a Participant under Section 16 of the 34 Act with respect to such Participant's Account. The elimination of one or more forms of benefit payment, whether with respect to benefits attributable to service before the amendment or service after the amendment, shall not be prohibited under this Section."

         2. This Amendment shall be effective as of the Effective Date.

         3. The term "Plan Document" as used in the Plan Document shall be deemed to refer to the Plan Document as amended by this Amendment.

         4. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Plan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as the of date first above written.

                                                CLIFFS DRILLING COMPANY
Attest:


    /s/ CINDY B. TAYLOR                         By:      /s/ EDWARD A. GUTHRIE
 --------------------------------                  -----------------------------
    Cindy B. Taylor                                      Edward A. Guthrie
    Secretary                                            Vice President-Finance



                                       2